EXHIBIT 23.    Consent of Experts and Counsel







Beckstead and Watts, LLP
Certified Public Accountants
                                           3340 Wynn Road, Suite B
                                               Las Vegas, NV 89102
                                                      702.257.1984
                                                702.362.0540 (fax)


To Whom It May Concern:

We have issued our report dated February 26, 2003, accompanying the financial statements of Ginseng Forest, Inc. on Form 1 0-KSB for the year ended December 31, 2002 and for the period of February 26, 2003 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Annual Report of Ginseng Forest, Inc. on Form 10-KSB.

Signed,

/s/ Beckstead and Watts LLP
------------------------------

February 26, 2003